As filed with the Securities and Exchange Commission on April 30,1998


File No. __________

            				SECURITIES AND EXCHANGE COMMISSION
				               	Washington, D.C. 20549
  					                  ______________

                    						FORM S - 8

    			REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   						______________

             					UNITED NATIONAL FILM CORPORATION
       			(exact name of issuer as specified in its charter)

	       Colorado							                          84-1092589
	(State or other Jurisdiction		       (IRS Employer Identification No.)
	of incorporation or organization)

	6363 Christie Avenue, Unit 601
	Emeryville, California					                 	94608
(Address of principal executive offices)				(Zip Code)
                    						_______________

           			CONSULTING AGREEMENT WITH DONALD R. YU ET ALIA
				                  	(full title of the plan)
						                     _______________

Walter C. Natham
1763 S. Glen Cove
Denver, Colorado 80222
(303) 759- 1139
(Name and address of agent for service)

Copy to:

Richard J. Hockert, Esq.
P.O. Box 797664
Dallas, TX 75379-7664
972.980.0357
                      						________________

                    CALCULATION OF REGISTRATION FEE

                            			     Proposed   Proposed
							                             maximum	   maximum
							                             offering	  aggregate	  Amount of
Title of securities	  Amount to be	 price per	 offering    registration
to be registered	      registered<F1>	share <F1>	price <F1> 	fee <F1>
Common Stock
($.001 par value)      	1,000,000    $ .005	    $5000		      $100.00

<F1>	Pursuant to Rule 457 (h) and Rule 457 (c) , the maximum  offering price was calculated based upon the average of the bid ($.001)and asked ($.01) price of the Registrant's Common Stock in the over-the-counter market on February 10, 1993. The registration fee represents the minimum prescribed fee.


                				UNITED NATIONAL FILM CORPORATION
		     CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K

	Form S-8 Item Number
    and Caption				                         	Caption in Prospectus

1.	Forepart of Registration Statement		     Facing Page of Registration
	and Outside Front Cover			                	Statement and Cover Page of
	Page of Prospectus; Part I, Item 1		       Prospectus; full title of the
								                                    plan

2.	Inside Front and Outside Back			         Inside and Outside Cover Page	of
	Cover Pages of Prospectus			               Prospectus

3.	Part I, Item 2				                       	Available Information

4.	Summary Information, Risk Factors		       Not Applicable
	and Ratio of Earnings to Fixed Charges

5.	Use of Proceeds; Determination of		       Not Applicable
	Offering Price

6.	Dilution						                            Not Applicable

7.	Selling Security Holders			               Sales by Selling Security Holders

8.	Plan of Distribution				                  Cover Page of Prospectus and
								                                     Sales by Selling Security	Holders

9.	Part II, Item 3, Incorporation of		       Part II, Item 3,Incorp. of
	Certain Information by Reference		          Documents by Reference

10.	Part II, Item 4, Description of		        Description of Securities;
	Securities to be Registered			              Consulting Agreement

11.	Part II, Item 5, Interests of			         Legal Matters
	Named Experts and Counsel

12.	Material Changes					                    Not Applicable

13.	Disclosure of Commission Position		      Part II Item 6,Idemnification
	on Indemnification for Securities Act	      of Directors and Officers;
 Liabilities, Part II, Item 6

14.	Part II, Item 8					                      Exhibits, Opinion of Counsel

15.	Part II, Item 9					                      Part II, Item 9,Undertakings.
















						PROSPECTUS

	                   			UNITED NATIONAL FILM CORPORATION

                    			1,000,000 Shares of Common Stock
					                         (0.001 par value)

Issued Pursuant to a Consulting Agreement with Donald R. Yu et alia After Giving Effect to a 1 for 1,000 Reverse Stock Split of the Company's Common Stock.

This Prospectus is part of a Registration Statement which registers an aggregate 1,000,000 shares of Common Stock, $.001 par value (the "Common Stock" or the "Consultant Shares") of United National Film Corporation (the "Company") of which 1,000,000 have been issued to Donald R. Yu et alia as set out hereinbelow (together, the "Consultant(s)" or "Selling Security Holder"), consultants to the Company, pursuant to a written Consulting Agreement dated November 8, 1997, as amended February 15, 1998 (the "Consulting Agreement") providing for the issuance of 1,000,000 shares of Common Stock. The number of Consultant Shares are calculated based upon a 1 for 1,000 Reverse Stock Split of the Company's Common Stock which the Company anticipates will be effective
on or about March 1, 1998.    The Consultant Shares will be issued in the
name of the Consultant.   All of the Consultant Shares are being issued to
the Selling Security Holder pursuant to a written compensation contract. The Company has been advised by the Selling Security Holder that he may sell all or a portion of the shares of Consultant Shares from time to time in the over-the-counter market in negotiated transactions, directly or through brokers or otherwise, that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices and that the Company will not receive any proceeds from such sales.

No person has been authorized by the Company to give any information or to make any representation other than an contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Consultant Shares issuable under the terms of the Agreements shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

              The date of this Prospectus is April 30, 1998







                         AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") . Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, NW, Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, NW, Washington, D.C. 20549. The Company's Common Stock will be traded in the over-the-counter market on the OTC Bulletin Board under the symbol "UTNF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 1,000,000 shares of the Company's Common Stock, to be issued to consultants of the Company pursuant to the Consulting Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement.

For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus an to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

1.	The Company's Quarterly Report on Form 10-Q for the quarter
ended March 31, 1997;

2.	The Company's Annual Reports on Form 10-K for the fiscal year ended June 30, 1997,and the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, September 30,1997 and December 31, 1997;

3.	The Company's 8-K dated February 10, 1998 as amended April 1, 1998.

	All reports and documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to the Corporate Secretary at the address for the Company listed in this Prospectus.

                               THE COMPANY

United National Film Corporation (formerly known a Riverside Capital, Inc.) was formed under the laws of the State of Colorado on July 19, 1988, in order to evaluate, structure and complete a merger with , or acquisition of, prospects consisting of private companies, partnerships or sole proprietorships.

On February 28, 1989, the Company completed a public offering of 20,500,000 Units at an offering price of $.01 per Unit. Each Unit consisted of one share of the Company's no par value common stock and three Class A Common Stock Purchase Warrants. Each A Warrant entitled the holder to purchase, at a price of $.02, one share of Common Stock and one Class B Common Stock Purchase Warrant until December 22, 1992. Each B Warrant entitled the holder to purchase one share of Common Stock at $.05 per share until December 22, 1992. The net proceeds to the Company from its initial public offering were approximately $159,089.

On March 2, 1989, the company made a $20,000 investment in Escalante Capital, Inc.("Escalante"), a wholly owned subsidiary of the Company. Escalante did not engage in any business activity and has been dissolved.

On June 19, 1989, the Company purchased an eighty percent (80%) interest in Fortune Mint, Inc. ("Fortune") for $75,000 in cash, subsequently selling all of its interest in Fortune to Heavenly Hot Dogs ("Heavenly") for a 90 day promissory note for $75,000 and 7,000,000 restricted shares of Heavenly common stock. Heavenly defaulted on its note and the agreement to sell Fortune to Heavenly was terminated.

Due to financial difficulties, Fortune closed down its activities and is no longer manufacturing its mints. As of September 7,1990, the Company no longer owned any interest in Fortune and has written off its investment.

On March 18, 1992, the Company acquired all of the issued and outstanding shares of United National Film Corporation in exchange for an aggregate of 407,250,000 (after giving effect to a proposed one for two reverse split) authorized but unissued shares of the common stock, no par value, of Riverside Capital, Inc. United National Film corporation assisted Riverside Capital, Inc. in a business combination which resulted in the shareholders of United National Film Corporation owning together approximately 90% of the then issued and outstanding shares of Riverside Capital Inc.'s common stock and Riverside Capital Inc. holding 100% of the issued and outstanding shares of United National Film Corporation's common stock. No cash was acquired by either corporation in this merger and name of Riverside Capital, Inc. was changed to United National Film Corporation.

On February 10, 1998, the Company entered into a Stock Purchase and Exchange Agreement with Titus Productions, Inc. ("Titus") et al. which provides for the recapitalization of the Company through the adoption of a resolution to:
   a) reverse split the common stock of the Company at the ratio of 1000:1;
   b) issue 2,000,000 shares (post split) of the Company to Mr. Deno Paoli and issue 2,000,000 shares (post split) of the Company to Mr. Ted Mortarotti and Ms. Jody Mortara in equal proportions;
   c) issue 50,000 shares of non-voting convertible preferred stock (convertible into common voting stock at the ratio of 20:1) to Mr. Deno Paoli and issue 50,000 shares of non-voting convertible preferred stock
(convertible into common voting stock at the ratio of 20:1) to Mr. Ted Mortarotti and Ms. Jody Mortara in equal proportions;
   d) acquire 1,000,000 shares of Titus Productions, Inc. (being all of the issued and outstanding shares of Titus);
   e) acquire all of the common voting shares of the Company owned by Mr. Conrad Sprenger and Mr. Richard L. Bare and cancel such shares at no cost to the Company; and
   f) issue and register 1,000,000 shares of common voting stock to Donald R. Yu et alia pursuant to the provisions of a Consulting Agreement and in accordance with the Securities and Exchange Act of 1933 on Form S-8.

Pursuant to the Agreement, the Company acquired all of the capital stock of Titus and the common voting shares of Mr. Conrad Sprenger and Mr. Richard L. Bare in exchange for the distribution of the shares to Mr. Deno Paoli and Ms. Jody Mortara. At the time of the exchange, Mr. Deno Paoli owned approximately 36.6% of the issued and outstanding shares of the Company. Mr. Ted Mortarotti and Ms. Jody Mortara each owned approximately 18.3% of the issued and outstanding shares of the Company.

                        DESCRIPTION OF BUSINESS

The Company plans to produce small budget feature motion pictures. The Company cannot guarantee that this goal will be accomplished, as financing of motion pictures has historically been difficult.

The company's inventory of screenplays and budgets are its only assets. Through a process known in the industry as "packaging", the Company will attempt to secure directors and actors to be attached to the various screenplays at which time the plan is to attempt to finance each package. Sources of capital are the major film studios and distribution companies and Limited Partnerships or Private Placements. There is not assurance that the price of the Company's common stock will increase.

                        CONSULTING AGREEMENT

Pursuant to the Agreement, the Company assumed the obligations of Mr. Deno Paoli contained in a consulting agreement ("Consulting Agreement") dated November 8, 1997, as amended, by and between Donald R. Yu (the "Consultant") and Mr. Deno Paoli and pursuant to which the Company agreed to issue to the Donald R. Yu et alia 1,000,000 shares (the "Consultant Shares") of common voting stock of the Company (post split) in consideration for certain consulting services to be provided to the Company over an anticipated one
year period commencing with the date of the Consulting Agreement.   Under the
terms of Consulting Agreement, the Consultant is to provide the following consulting services on behalf of the Company (i) identification, evaluation,
structure, negotiation and	of business acquisitions, consolidations,
mergers and strategic alliances; and (ii) technical and analytical consulting concerning management, marketing, corporate organization and structure, and expansion of services. The Company has issued the Consultant Shares to Consultants in exchange for performance under the Consulting Agreement. The Company is registering those shares pursuant to this registration statement and Prospectus. As of the issuance of the Consultant Shares, the following Consultants owned the respective shares and percentages of the Company as indicated next to their names:

	Consultant			       	Number of Shares		      Percentage
Mr. Donald R. Yu 					 505,000		                9.24%
Ms. Jean King					     200,000		                3.66%
Richard J. Hockert 				150,000		                2.74%
George P. Eschoo					   50,000		                 .92%
Thomas L DiStefano				  25,000		                 .46%
Peter Finch						       50,000		                 .92%
James C. Brill					     20,000		                 .37%

                  RESTRICTIONS UNDER SECURITIES LAWS

The sale of any shares of Consultant Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option.
Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats a option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

                     FEDERAL INCOME TAX EFFECTS

The following discussion applies to the Consultant Shares issued under the Consulting Agreement and is based on federal income tax laws and regulations in effect on December 31, 1997. In connection with the issuance of Consultant Shares any compensation payable to the Consultant under the Consulting Agreement, the Consultant must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which the Consultant's beneficial interest in the property either is transferable or is not subject to a substantial risk of forfeiture. A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Consultant Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the Consultant are treated as transferable if and when the Consultant can sell, assign, pledge or otherwise transfer any interest in the Consultant Shares to any person. Inasmuch as the Consultant would not be subject to the short owing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Consultant Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the Consultant would be obligated to include in gross income the fair market value of the Consultant Shares received once the conditions to receipt of the Consultant Shares are satisfied.

                SALES BY SELLING SECURITY HOLDERS

	The following table sets forth the name of the Selling Security Holder, the amount of shares of Common Stock hold directly or indirectly, the maximum amount of shares of Common Stock to be offered by the Selling Security
Holder, the amount of Common  Stock to be owned by the Selling Security
Holder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Security Holder following completion of such offering (based on 5,461,983 shares of Common Stock of the Company outstanding at March 1, 1998).

Shares to be Owned

Name of Selling		   Number of	     	Shares to		      Owned After
Security Holder		   Shares owned	   be Offered	     	Offering
Donald R. Yu			      505,000		      505,000	        	0
Jean King			    	    200,000		      200,000		        0
Richard J. Hockert		 150,000		      150,000		        0
George P. Eshoo		     50,000         50,000		        0
Thomas L DiStefano		  25,000		       25,000		        0
Peter Finch			        25,000		       25,000		        0
James C. Brill			     20,000		       20,000	        	0


                 DESCRIPTION OF SECURITIES

	The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, $.001 par value, of which 5,461,983 shares were outstanding as of May 1, 1998. The Company is also authorized to issue up to 3,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are issued or outstanding as of May 1, 1998.

Common Stock

Subject to the dividend rights of the holders of preferred stock, upon any subsequent authorization thereof, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of preferred stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The By-Laws of the Company require that only one-third of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

On February 10, 1998, the Company designated 100,000 shares of its Preferred Stock, par value $.01, an "Series A Convertible Preferred Stock" (the "Series A Preferred Stock") . The Series A Preferred Stock has no dividend or preemptive rights and is not be subject to a right of redemption on the part of the Company at any time. Holders of the Series A Preferred Stock have the right, at their option, to convert each share of Series A Preferred Stock into Common Stock, calculated as to each conversion to the nearest share at any time at a conversion ratio of twenty (20) shares of the Common Stock for each share of Series A Preferred Stock, No fractional share or scrip representing a fractional share will be issued upon conversion of the Series A Preferred Stock. In the event of any reclassification, merger consolidation or change of shares of the Series A Preferred Stock and/or the Common Stock, the Company shall make adjustments to the conversion ratio which shall be as nearly equivalent to that stated above as my be practical.

The Series A Preferred Stock is subject adjustment in certain events, including
   (i) the issuance of capital stock as a divided or distribution on Common
Stock,
   (ii) subdivision, combinations, reverse stock splits and reclassification of the Common Stock,
   (iii) the fixing of a record date for the issuance to all holders of Common Stock of rights or warrants entitling them (for a period expiring within 45 days of such record date) to subscribe for Common Stock and
   (iv) the fixing of a record date for the distribution o all holders of Common Stock of evidence of indebtedness or assets (other than cash dividends) of the Company's or subscription rights or warrants (other than those referred to above).

The Series A Preferred Stock does not have any voting rights except that he consent of the holders of at least a majority of all of the Series A Preferred Stock at the time outstanding shall be necessary to change, alter or revoke the rights and preferences conferred on the Series A Preferred Stock by the Certificate of Incorporation or any resolutions corollary thereto or to adopt any amendment to the Certificate of Incorporation which materially adversely affects the rights of the holders of the Series A Preferred Stock.

In the event of the liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock shall be entitled to receive, after due payment or provision for payment for the debts and other liabilities of the Company, a liquidating distribution before any distribution may be made
to holders of Common Stock of the Company.   The holders of the Series A
Preferred Stock outstanding shall be entitled to receive an amount equal to the greater of $.01 per share, or the liquidation payment per share of Common Stock multiplied by a factor of 20, plus declared dividends to the date of the final distribution, whether or not such liquidation, dissolution or
winding up is voluntary or involuntary on the part of the Company.   Any
shares of the Series A Preferred Stock which at any time have been redeemed or converted, shall, after such redemption or conversion, be automatically retired and shall have the status of authorized but unissued shares of Preferred Stock, without designation as to class or series, until such shares are once more designated as part of a particular class or series by the Board of Directors.

Over-the-Counter Market

The Company's Common Stock was traded on the over-the-counter market on the OTC Bulletin Board of NASDAQ under the symbol "RVCPU" until September 1991. Until March 15, 1998, no quotations have been reported by the National Quotation Bureau, Inc. Upon approval by the NASD, a market in the stock will be made by Equitrade Securities Corporation, 23736 Birtcher Drive, Lake Forest, California under a new symbol "UTNF" with a trading range of $2.00 to $4.00. This market maker represents the only established public trading market for the company's securities.

Transfer Agent

The Company's Transfer Agent is Corporate Stock Transfer whose address is 370 17th Street, Suite 2330, Denver, Colorado 80202-4611.

LEGAL MATTERS

Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by George P. Eschoo, Esq.

EXPERTS

The financial statements of the Company appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1997. There has been no change in the Consolidated Balance Sheets, Statements of Operation , Stockholders Equity or Statements of Cash Flows since the period ending
June 30, 1991. Since there has been no income or expense since the Annual Report of June 30.1991, no Independent Auditor's Report has been issued since that time.

INDEMNIFICATION

Article VII of the Articles of Incorporation of the Company provides as follows:

"The Corporation shall indemnify to the fullest extent permitted by the Colorado Statues which apply to corporations, as may be amended from time to time, any director or officer of the Corporation who is a party to or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

                                 PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The documents listed in (a) through (f) below are incorporated by reference
in this Registration Statement.   All documents subsequently filed by the
Registrant pursuant to Section 13(a). 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

(a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or, in the case of the Registrant, either (i) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, an amended (the "Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed or (ii) the Registrant's effective registration statement on Form 10 or 30F filed under the Exchange Act containing audited financial statements for the Registrant's latest fiscal year.

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended
September 30,1997.

(c)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended
December 31,1997.

(d) The Registrant's Report on Form 8-K filed for record on February 17, 1998 as amended on April 1, 1998.

(e) All other reports filed pursuant to Section 13 (a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's document referred to in (a) above.

(f) The description of the Common Stock of the Company which is contained in a Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

A description of the Registrant's securities as set forth in the Prospectus is incorporated as a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers

Article VII of the Articles of Incorporation of the Company provides as follows:

"The Corporation shall indemnify to the fullest extent permitted by the Colorado Statues which apply to corporations, as may be amended from time to time, any director or officer of the Corporation who is a party to or who is threatened to be made a party to any proceeding which is a threatened, pending or completed action or suit brought against said officer or director in his official capacity. The Corporation shall not indemnify any director or officer in any action or suit, threatened, pending or completed, brought by him against the Corporation, in the event the officer or director is not the prevailing party. Indemnification of any other persons, such as employees or agents of the Corporation, serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be determined in the sole and absolute discretion of the Board of Directors of the Corporation."

Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy an expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

Inasmuch as the Consultants that received the Consultant Shares were knowledgeable, sophisticated and had access to comprehensive information relevant to the Registrant, such transaction was undertaken in reliance on
the exemption from registration provided by Section 4(2) of the Act.   As a
condition precedent to such grant, the Consultants were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant except upon sale of the shares of Common Stock pursuant to a registration statement.

Item 8. Exhibits

Exhibit		Description

(4)	Consulting Agreements and amendments thereto.

(5)	Opinion of George P. Eschoo, Esq. relating to the issuance of shares of securities pursuant to the above Consulting Agreement.

(23)	Consent of such counsel is included in the opinion filed as exhibit (5)
hereto

Item 9. Undertakings

(1)	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT (4)
Consulting Agreement - Donald R. Yu

                                 AGREEMENT

This Agreement is entered into on the 8th day of November, 1997 between DENO PAOLI (hereinafter referred to as PAOLI) with a principal place of business at 6363 Christie Avenue, Unit 601, Emeryville, CA94608 and DONALD YU (hereinafter referred to as YU) with a principal place of business at 6363 Christie Avenue, Unit 411, Emeryville, CA 94608.

1. WITNESSES

WHEREAS, YU is skilled in the areas of consulting and investment relations;
and

WHEREAS, PAOLI is in the process of forming a new film production venture and desirous in obtaining venture funding for said project. PAOLI has the opportunity to acquire a listed company (United National Film Corp., UTNF) on the OTC/BB to utilize said company as a funding vehicle, but lacks the know-how to acquire and restructure said company.

WHEREAS, PAOLI desires to retain the services of YU in order to assist PAOLI in expanding business operations, strategic planning. financial and public relations; and

WHEREAS, the parties are desirous of entering into this CONSULTING AGREEMENT in accordance with the terms and conditions hereinafter set forth.

NOW THEREFORE in consideration of the promises and of mutual covenants and conditions hereinafter contained, it is hereby agreed as follows.

2. SERVICES OF CONSULTANT

2.1 YU shall assist PAOLI to acquire UTNF with PAOLI having majority control,

2.2 YU shall assist PAOLI to evaluate, restructure, negotiate (if necessary) UTNF's corporate structure to be more readily acceptable to the financial community.

2.3 YU shall prepare or cause to be prepared but not limited to all necessary documents, i.e.. Board resolutions, Consent of Majority Shareholder, Amendment to Certificate of Incorporation. Offer Prospectus and all other necessary SEC disclosures, and Audited Financial Statements.

2.4 YU shall act solely in the capacity of a consultant limited to issues of financial structure and funding activities.

2.5 YU shall assist management in setting corporate goals and strategic planning.

2.6 YU shall provide the above identified services on an "AS NEEDED" basis. Nothing contained herein shall obligate YU to provide a minimum number of consulting hours either computed on a weekly or a monthly basis.

2.7 Nothing contained herein shall in any way restrict YU from providing similar services to other clients whether those clients are in the same or different fields as PAOLI.

3.  COMPENSATION

3.1 As compensation for the services to be rendered by YU, YU shall receive a total of 400,000 post split shares (the "Shares) of UTNF's common stock. The shares shall comprise of 300,000 shares of restricted Rule 144 shares and 100,000 shares of Regulation S-8 shares. Said shares to be issued to YU upon completion of acquisition of UTNF by PAOLI

4. REPRESENTATION AND INDEMNIFICATION BY PAOLI

4.1 PAOLI shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information, and data which it supplies to YU and PAOLI acknowledges its awareness that YU will rely on such continuing representation in disseminating such information and otherwise performing its financial functions.

4.2 YU in the absence of notice in writing from PAOLI will rely on continuing accuracy of material, information and data supplied by PAOLI.

4.3 PAOLI hereby authorizes YU to issue, in YU's sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or data supplied to analysts, broker dealers, market makers, or other members of the financial community.

4.4 PAOLI hereby agrees to indemnify YU against, and to hold YU harmless from, any claims, demands, suits, loss, damages, etc. arising out of YU's reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless YU has been grossly negligent in fulfilling his duties and obligations hereunder.

4.5 PAOLI hereby agrees to indemnify YU against, and to hold YU harmless from, any claims. demands, suits, loss, damages, etc. arising out of YU's reliance upon general availability of information supplied to YU and YU's ability to promulgate such information. unless YU has been negligent in fulfilling his duties and obligations hereunder.

5. REPRESENTATION AND INDEMNIFICATION BY YU

5.1 YU shall devote time and effort in performing services hereunder as reasonably required and at reasonable times.

5.2 YU agrees that he will not release or disseminate any information pertaining to PAOLI. UTNF or its shareholders without providing PAOLI with an advance cop), thereof and obtaining authorization for such release and dissemination.

5.3 YU hereby agrees to indemnify PAOLI against, and to hold harmless from. Any claims. demands, suits, loss, and damages arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provide by or attributable to PAOLI.

6. TERM

6.1 The Term of this Agreement shall begin upon execution of this agreement and terminate twelve months thereafter.

7. TERMINATION

7.1 This agreement may not be terminated by either party prior to the expiration of the term except as follows:

7.1.1 Upon bankruptcy of either party,

7.1.2 Upon either party having or applying for a receiver appointed for all or a substantial part of such party's assets or business;

7.1.3 Upon a material breach by either party;

7.1.4 Upon the death of either party;

7.1.5 No such termination shall effect the receipt of consideration therefore received by the Consultant.

8. SELECTION OF ENTITIES

8.1 YU in his sole and absolute discretion shall hire, retain, or employ such individuals, corporations, partnerships or other entity or entities to perform services as YU deems necessary for performance of obligation hereunder.

9. COSTS AND EXPENSES

9.1 All costs, expenses and compensation that YU shall incur as result of the aforementioned services on behalf of PAOLI shall be the sole responsibility of PAOLI. However, no costs, expenses or compensation may be incurred by YU on behalf of PAOLI without first obtaining authorization from PAOLI for such expenditures.

10. PARTIES RELATIONSHIP

10.1 YU shall not by reason of this agreement or the performance of duties hereunder unless otherwise agreed between the parties, by or be deemed to be, an employee, agent , partner, co-venturer or controlling person of PAOLI; YU shall have no power to enter into any agreement on behalf of or otherwise bind PAOLI. YU shall not have or be deemed to have, any fiduciary duties or obligations to PAOLI and is not an agent of PAOLI. Neither party to this agreement is intended to have any interest in the business or property of the other.

11. ASSIGNABILITY

This agreement is not assignable by YU but shall be assignable by PAOLI in connection with the sale. transfer or other disposition of its business or to any of PAOLI's affiliated controlled by or under common control of PAOLI.

12. SEVERABILITY

12.1 If any part of this agreement is adjudged invalid, illegal or unenforceable, the remaining parts shall be enforceable.

13. PARAGRAPH HEADINGS

13.1 The headings of the paragraphs contained in this agreement are for convenience only and are not to be considered a part of this agreement or used in determining its content or context.

14. LAW

14.1 Any dispute between the panics involving the interpretation or application of any provision of this contract shall be governed by the laws of the State of California. Venue will be in Alameda County California.

15. OTHER AGREEMENTS

15.1 The parties represent that no other agreement, oral or written, exist between them. This agreement sets forth the entire agreement between the parties hereto and cannot be modified or supplemented orally.

16. NOTICES

16.1 Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by mail or via facsimile to the principal office of the party to be so notified.

17. COUNTERPARTS

17.1 This agreement may be executed in two or more counter parts, each of which shall be deemed an original but all of which shall constitute but one agreement.

IN WITNESS HEREOF, the parties hereto, intending to be legally bound, have executed this agreement on the date above.


DENO PAOLI,

Deno Paoli

DONALD YU

Donald R. Yu


                      ADDENDUM TO CONSULTING AGREEMENT
                    BETWEEN DENO PAOLI AND DONALD R. YU
DATED NOVEMBER 8, 1997

For valuable considerations and by mutual consent, this Addendum is for the purpose of modification of that certain Consulting Agreement entered into on November 8, 1997 by and between Deno Paoli and Donald R. Yu.

                                  RECITALS

WHEREAS, Deno Paoli is desirous of assigning this Agreement to United National Film Corporation (hereinafter UTNF) and UTNF is willing to accept such assignment on the same terms and conditions;

WHEREAS, since the inception of the consulting agreement, the various tasks agreed upon between the parties has substantially increased and therefore the parties hereby agree to amend the compensation (paragraph 3 of Agreement) to equitably reflect the increased tasks be paid to Donald R. Yu or his designees to be a total of 905,000 shares of the Corporation's post split common shares comprised of 400,000 shares of 144 restricted shares and 505,000 shares of S-8 Common Shares.

IN WITNESS HEREOF, the parties hereto, intending to be legally bound, have executed this addendum to that certain Consulting Agreement this 15th day of February, 1998.

DENO PAOLI

Deno Paoli

UNITED NATIONAL FILM CORPORATION

Deno Paoli, Chairman/CEO

DONALD R. YU

Donald R. Yu

Consulting Agreement - Jean King

Agreement with Jean King
Dated February 15, 1998

                          						AGREEMENT

	This Agreement is made and entered into this 15th day of February, 1998 by and between Jean King and United National Film Corporation, a Colorado corporation (hereinafter UTNF), upon the following terms and conditions.

                          						RECITALS

	For consulting services rendered and services to be rendered, Jean King has acted as an independent consultant in various public relations matters beneficial to UTNF, and have received no monetary remuneration for these services; and

	Whereas, Jean King has agreed to continue to act as a consultant to serve UTNF for so long as UTNF desires on an as needed basis in the future and to perform all services incidental thereto provided they are compensated; and

	Whereas, UTNF has agreed to compensate Jean King for services specifically in the area of public relations for the Company in the amount of 200,000 shares of S-8 Common Stock covering services for fiscal 1998;

	NOW THEREFORE, the parties agree as follows:

                           						AGREEMENT

	1. UTNF shall issue to Jean King Two hundred thousand (200,000) shares of S8 common stock in UTNF without legend for the services rendered by Jean King both in the past and to be rendered in the future to UTNF.

	2. In exchange for the payment of such shares of stock, Jean King shall continue to act as consultant to the corporation for so long as the Board of Directors of UTNF shall direct and/or until such time as Jean King shall resign in such capacity.

	3. The parties agrees that this Agreement may be enforced by both legal and equitable remedies including specific performance. Should litigation become necessary to enforce the rights of either party to this Agreement, the prevailing party shall be entitled to recover all cost, including reasonable attorney's fees and costs.

	4. This Agreement sets forth all of the premises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may not be modified other than by another agreement in writing duly executed by the parties hereto.

	5. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Arapahoe county.

	6. The provisions of this Agreement shall be binding upon each of the parties hereto and on their respective heirs, executors, administrators, personal representatives or other legal representative.


UNITED NATIONAL FILM CORPRATION


Deno Paoli, Chairman/CEO

JEAN KING

Jean King

Consulting Agreement - Richard J. Hockert, Esq.

                    					CONSULTING AGREEMENT

This Agreement is made and entered into the 9th day of February, 1998 by and between Richard J. Hockert, Esq., Dallas, Texas ("Consultant") and United National Film Corporation, a Colorado corporation (hereinafter UTNF), upon the following term and conditions.

                         						RECITALS

WHEREAS, Consultant has acted as legal counsel in various legal matters beneficial to UTNF and has received no monetary remuneration for such services; and

WHEREAS, Consultant has agreed to continue to act as a consultant to serve UTNF on an as needed basis subject to his sole approval of each proposed assignment in the future and following such approval, to perform such services incidental thereto provided that he is compensated therefor in a manner and amount agreed upon between the parties; and

WHEREAS, UTNF has agreed to compensate Consultant for services as a legal advisor for past services;

NOW THEREFORE, for in consideration of Ten Dollars in hand paid and other valuable consideration, the receipt and adequacy of which is hereby acknowledged and confessed, the parties hereto agree as follows:

1. UTNF shall issue to Consultant One Hundred Fifty Thousand (150,000) shares of S-8 common stock in UTNF (post split) without legend for the services rendered by Consultant acting as legal counsel to UTNF;

2. Consultant shall continue to act as legal counsel to the corporation for so long as the Board of Directors of UTNF shall direct subject to the acceptance of each assignment by Consultant until Consultant shall resign from such capacity;

3. This Agreement may be enforced by both legal and equitable remedies. Should litigation become necessary to enforce the rights of either party to this Agreement, the prevailing party shall be entitled to recover all costs, including reasonable attorney's fees and costs.

4. This Agreement sets forth all of the premises, covenants, agreements, conditions and understandings between the parties hereto and supersedes all prior and contemporaneous agreements and understandings, inducements and conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified other than by another agreement in writing duly executed by the Parties hereto.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. By entering into this Agreement, the parties agree to the jurisdiction of the Texas courts with venue in Dallas County, Texas.

6, The provisions of this Agreement shall be binding upon each of the parties hereto and on their heirs executors, administrators, personal representatives or other legal representatives.

	IN WITNESS WHEREOF, the undersigned set their hands hereto as of the date first written hereinabove.

UNITED NATIONAL FILM CORPRAT1ON

Deno Paoli, Chairman/CEO

RICHARD J. HOCKERT

Richard  J  Hockert, Esq.


Consulting Agreement - George P. Eshoo, Esq.

Agreement with Eshoo Corporation
Dated February 15, 1998

                         						AGREEMENT

	This Agreement is made and entered into this 15th day of February, 1998 by and between the Law Offices of George P. Eshoo, a professional corporation (Eshoo Corporation), and United National Film Corporation, a Colorado corporation (hereinafter UTNF), upon the following terms and conditions.

                           						RECITALS

	For consulting services rendered and services to be rendered, Eshoo Corporation has acted as an independent consultant in various legal matters beneficial to UTNF, and have received no monetary remuneration for these services; and

	Whereas, Eshoo Corporation has agreed to continue to act as a consultant to serve UTNF for so long as UTNF desires on an as needed basis in the future and to perform all services incidental thereto provided they are compensated;
and

	Whereas, UTNF has agreed to compensate Eshoo Corporation for the services as a legal advisor for such past services and for prospective services as needed;

	NOW THEREFORE, the parties agree as follows:

                             						AGREEMENT

	1. UTNF shall issue to Eshoo Corporation Twenty thousand (20,000) shares of S8 common stock in UTNF without legend for the services rendered by Eshoo Corporation both in the past and to be rendered in the future in acting as legal counsel to UTNF.

	2. In exchange for the payment of such shares of stock, Eshoo Corporation shall continue to act as legal counsel to the corporation for so long as the Board of Directors of UTNF shall direct and/or until such time as Eshoo Corporation shall resign in such capacity.

	3. The parties agrees that this Agreement may be enforced by both legal and equitable remedies including specific performance. Should litigation become necessary to enforce the rights of either party to this Agreement, the prevailing party shall be entitled to recover all cost, including reasonable attorney's fees and costs.

	4. This Agreement sets forth all of the premises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may not be modified other than by another agreement in writing duly executed by the parties hereto.

	5. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Denver county.

	6. The provisions of this Agreement shall be binding upon each of the parties hereto and on their respective heirs, executors, administrators, personal representatives or other legal representative.


UNITED NATIONAL FILM CORPRATION


Deno Paoli, Chairman/CEO

ESHOO CORPORATION


George P. Eshoo


Consulting Agreement - Tomas L. DiStefano

                    					CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ('this agreements) is made and entered into this day of ____, 1997, by and between TLD3 INVESTMENT GROUP, INC., a Florida Corporation, hereinafter referred to as the "CONSULTANT" and UNITED NATIONAL FILM CORP., a Colorado Corporation, hereinafter referred to as the "COMPANY".

WHEREAS, the CONSULTANT is desirous of being engaged by the COMPANY, and the COMPANY has agreed to engage the CONSULTANT upon certain terms and conditions contained in this Consulting agreement, one of which is the execution of this agreement by CONSULTANT;

WHEREAS, the CONSULTANT, by virtue of the CONSULTANT's relationship with the COMPANY has become familiar with the business of UNITED NATIONAL FILM CORP.;

WHEREAS, the COMPANY requires Consulting services and the COMPANY desires to employ CONSULTANT to provide such services.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the COMPANY and the CONSULTANT do hereby agree as follows:

I.   CONDITION PRECEDENT
The enforceability of this agreement is predicated upon the fulfillment of all terms and conditions of the agreement dated _______, 1998 by and between UNITED NATIONAL FILM CORP. and TLD3 Investment Group Inc. In the event all conditions and terms of the are not satisfied then both parties hereto shall be released from performance and liability hereunder.


II.	ENGAGEMENT
The COMPANY hereby engages the CONSULTANT on an non-exclusive basis and the CONSULTANT hereby accepts such engagement upon the terms and conditions hereinafter set forth.

III.  TERM
The Term of this agreement shall begin upon execution of this agreement and terminate after 360 days.

IV. COMPENSATION
As the CONSULTANT's compensation for services provided and completed under this agreement, the COMPANY shall pay within thirty (30) days of the delivery of financing to the COMPANY, to the CONSULTANT a fee of 25.000 (twenty-five thousand) shares of the COMPANY'S stock free of restricted legend and 25,000 (twenty-five thousand) restricted 144 shares of the COMPANY'S stock.

     i.	25,000 shares of unrestricted Common stock in the COMPANY;
    ii. 	25,000 shares of restricted 144 stock in the COMPANY.  At not time will the COMPANY place or instruct to be placed a stop transfer on any of the shares issued to the CONSULTANT.

	In no event shall Consultant receive more than 5% percent of the issued and outstanding stock in the COMPANY at the time of the initial public offering.

V. TIME FOR COMPENSATION
Said Stock and equity interest to be issued by the COMPANY within thirty (30)
days after the signing of this agreement.   The shares shall be distributed
by the company to the consultant at the time all shares are made available by legal opinion directed to transfer agent.


VI. SERVICES OF THE CONSULTANT
A.	The  CONSULTANT shall provide consulting services in any or all of the following areas:
i.  	Merchant Banking with respect to the analysis of prospective available capital resources.
ii.	Internet Banking Services and Exposure including but not limited to a
Direct Public Offering utilizing Regulation D, Rule 504.
iii. 	Technical and Analytical Consulting concerning management, marketing,
Corporate Organization and Structure, and Expansion of Services.
iv. 	Identification of prospective market makers for Public Offering at a time when COMPANY has met criteria established by the SEC and NASD.

VII. CONDITION PRECEDENT
CONSULTANT shall within 180 days of the date of this agreement obtain, through a NASD member firm and market maker, from the NASD a trading symbol representing the Companies stock and shares of such.

VIII.  REPRESENTATION AND INDEMNIFICATION OF COMPANY
i.	The COMPANY shall be deemed to make a continuing representation of the accuracy of any and all material facts, material information, and data which it supplies to CONSULTANT and the COMPANY acknowledges its awareness that CONSULTANT will rely on such continuing representation in disseminating such information and otherwise performing its investor relations functions.
 ii.	CONSULTANT in the absence of notice in writing from the COMPANY will rely on continuing accuracy of material, information, and data supplied by the COMPANY.
  iii. COMPANY hereby authorizes CONSULTANT to issue, in CONSULTANT'S sole discretion, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports, or date supplied to analysts, Broker/Dealers, market makers, or other members of the financial community.
  iv.	 The COMPANY hereby agrees to indemnify the CONSULTANT against, and to hold the CONSULTANT harmless from, any claims, demands, suits, loss, damages, etc. arising out of the CONSULTANT'S reliance upon the accuracy and continuing accuracy of such facts, material, information and data, unless the CONSULTANT has been grossly negligent in fulfilling his duties and obligations hereunder.
   v.	  The COMPANY hereby agrees to indemnify the CONSULTANT
against, and to hold the CONSULTANT harmless from, any claims, demands, suits, loss, damages, etc. arising out of the CONSULTANT'S reliance upon the general availability of information supplied to the CONSULTANT and the CONSULTANT's ability to promulgate such information, unless the CONSULTANT has been grossly negligent in fulfilling his duties and obligations hereunder.

IX. REPRESENTATION AND INDEMNIFICATION BY CONSULTANT
     i.	 The CONSULTANT shall devote time and effort in performing
services hereunder as is reasonably required and at reasonable times.
     ii.	 The CONSULTANT agrees that it will not release or disseminate any information pertaining to the COMPANY or its shareholders without providing the COMPANY with an advance copy thereof and obtaining authorization for such release and dissemination.
     iii.	The CONSULTANT hereby agrees to indemnify the COMPANY against, and to hold harmless from, any claims, demands, suits, loss and damages arising out of any inaccurate statement or misrepresentation provided that such indemnification shall not pertain to any information provided by or attributable to the COMPANY.


X. TERMINATION
This agreement may not be terminated by either party prior to the expiration of the term provided in Paragraph 11 except as follows:
      i.	Upon the bankruptcy of either party;
     ii.	Upon either party having or applying for a receiver
appointed for all  or a substantial part of such party's assets or business;
    iii.  Upon a material breach by either party;
     iv.   Upon the death of the CONSULTANT.
      v.	  No such termination shall affect the receipt of consideration therefore received by the CONSULTANT.


XI.  SELECTION OF ENTITIES
	The CONSULTANT in its sole and absolute discretion shall hire, retain, or employ such individuals, corporations, partnerships or other entity or entities to perform services as CONSULTANT deems necessary for performance of obligations hereunder.

XII.  COSTS AND EXPENSES
All costs, expenses and compensation that the CONSULTANT shall incur as a result of the aforementioned services on behalf of the COMPANY shall be the sole responsibility of the CONSULTANT. Including any or all of the following retained or hired by the CONSULTANT:

            i.      Public Relations Personnel
            ii.     Promotional Personnel
            iii.    Market Support Personnel
            iv.     Analytical Advisors and Technicians and
            v.      CONSULTANT's staff and Attorneys

XIII.  PARTIES RELATIONSHIP
The CONSULTANT shall not by reason of this agreement or the performance of duties hereunder unless otherwise agreed between the parties, by or be deemed to be, a partner, co-venturer or controlling person of the COMPANY; The CONSULTANT shall have no power to enter into any agreement on behalf of or otherwise bind the COMPANY. The CONSULTANT shall not have or be deemed to have, any fiduciary obligation or duties to the COMPANY and is not an agent to the COMPANY. Neither party to this agreement is intended to have any interest in the business or property of the other.

XIV.  ASSIGNABILITY
This contract is not assignable by the CONSULTANT but shall be assignable by the COMPANY in connection with the sale, transfer or other disposition of its business or to any of the COMPANY's affiliated controlled by or under common control with the COMPANY.

XV. HOLD HARMLESS
The COMPANY agrees to indemnify, defend, save and hold harmless the CONSULTANT and its' agents from and against, any and all claims, losses, damages, liabilities or expenses related to, growing out of or arising from:

      i.	Any representation based on facts, material, information and data made by COMPANY and relied upon by CONSULTANT;
     ii.	Any service provided to or by the CONSULTANT pursuant to this agreement.

XVI.  SEVERABILITY
If any part of this agreement is adjudged invalid, illegal, or unenforceable, the remaining parts shall be enforceable.

XVII.  PARAGRAPH HEADINGS
The headings of the paragraphs contained in this agreement are for convenience only, and are not to be considered a part of this agreement or used in determining its content or context.

XVIII.  LAW
Any dispute between the CONSULTANT and the COMPANY involving the interpretation or application of any provision of this contract shall be governed by the laws of the State of Florida. Venue will be in Palm Beach County Florida.

XIX.  OTHER AGREEMENTS
	The parties represent that no other agreement, oral or written, exists between them. This contract sets forth the entire agreement between the parties hereto and cannot be modified or supplemented.

XX. NOTICES
Any notice required or permitted to be given under this agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the principal office of the party to be so notified.

XXI.  COUNTERPART
This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bond, have executed this agreement on the date above.

TLD3 INVESTMENT GROUP, INC.

Thomas L. DiStefano III
Chairman/CEO/Publisher

UNITED NATIONAL FILM CORP.

Deno Paoli
Chairman/CEO

Consulting Agreement - Peter D. Finch

Agreement with Peter D. Finch
Dated February 15, 1998

                              AGREEMENT

	This Agreement is made and entered into this 15th day of February, 1998 by and between Peter D. Finch, an accountancy corporation, and United
National Film Corporation, a Colorado corporation (hereinafter UTNF), upon the following terms and conditions.

                                RECITALS

	For consulting services rendered and services to be rendered, Peter D. Finch, an accountancy corporation has acted as an independent consultant in various matters beneficial to UTNF, and have received no monetary remuneration for these services; and

	Whereas, Peter D. Finch, an accountancy corporation has agreed to continue to act as a consultant to serve UTNF for so long as UTNF desires on an as needed basis in the future and to perform all services incidental thereto provided they are compensated; and

	Whereas, UTNF has agreed to compensate Peter D. Finch, an accountancy corporation for services specifically as an accountant to compile, gather and sort the financial records of the Corporation and assist its auditors, Feldman Radin, PC to prepare for its regular 10-QSB and 10-KSB filings, in the amount of 50,000 shares of S-8 Common Stock covering services for fiscal 1998;

	NOW THEREFORE, the parties agree as follows:

                                AGREEMENT

	1. UTNF shall issue to Peter D. Finch Fifty thousand (50,000) shares of S8 common stock in UTNF without legend for the services rendered by Peter
D. Finch, an accountancy corporation both in the past and to be rendered in the future in acting as legal counsel to UTNF.

	2. In exchange for the payment of such shares of stock, Peter D. Finch, an accountancy corporation shall continue to act as consultant to the corporation for so long as the Board of Directors of UTNF shall direct and/or until such time as Peter D. Finch, an accountancy corporation shall resign in such capacity.

	3. The parties agrees that this Agreement may be enforced by both legal and equitable remedies including specific performance. Should litigation become necessary to enforce the rights of either party to this Agreement, the prevailing party shall be entitled to recover all cost, including reasonable attorney's fees and costs.

	4. This Agreement sets forth all of the premises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may not be modified other than by another agreement in writing duly executed by the parties hereto.

	5. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Denver county.

	6. The provisions of this Agreement shall be binding upon each of the parties hereto and on their respective heirs, executors, administrators, personal representatives or other legal representative.


UNITED NATIONAL FILM CORPRATION


Deno Paoli, Chairman/CEO



PETER D. FINCH, AN ACCOUNTANCY CORPORATION


P. D. Finch, President

Consulting Agreement - James C. Brill

Agreement with
James C. Brill dated February 15, 1998

                                 AGREEMENT

	This Agreement is made and entered into this 15th day of February, 1998 by and between James C. Brill (hereinafter Brill) and United National Film Corporation, a Colorado corporation (hereinafter UTNF) upon the following terms and conditions.


                                  RECITALS

	For consulting services rendered and services to be rendered, Brill has acted as an independent consultant in various business matters beneficial to UTNF, and have received no monetary remuneration for these services; and

	Whereas, Brill have agreed to continue to act as a consultant to serve UTNF for so long as UTNF desires on an as needed basis in the future and to perform all services incidental thereto provided they are compensated; and

	Whereas, UTNF has agreed to compensate Brill for the services as a business advisor for such past services and for prospective services as needed;

	NOW THEREFORE, the parties agree as follows:

                                AGREEMENT

	1. UTNF shall issue to Brill twenty thousand (20,000) shares of S8 common stock in UTNF without legend for the services rendered by Brill both in the past and to be rendered in the future in acting as an advisor to UTNF.

	2. In exchange for the payment of such shares of stock, Brill shall continue to act as advisor to the corporation for so long as the Board of Directors of UTNF shall direct and/or until such time as Brill shall resign in such capacity.

	3. The parties agrees that this Agreement may be enforced by both legal and equitable remedies including specific performance. Should litigation become necessary to enforce the rights of either party to this Agreement, the prevailing party shall be entitled to recover all cost, including reasonable attorney's fees and costs.

	4. This Agreement sets forth all of the premises, covenants, agreements, conditions and understandings between the parties hereto, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. This Agreement may not be modified other than by another agreement in writing duly executed by the parties hereto.

	5. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. By entering into this Agreement, the parties agree to the jurisdiction of the Colorado courts with venue in Denver county.

	6. The provisions of this Agreement shall be binding upon each of the parties hereto and on their respective heirs, executors, administrators, personal representatives or other legal representative.

UNITED NATIONAL FILM CORPRATION

Deno Paoli, Chairman/CEO

JAMES C. BRILL

James C. Brill


EXHIBIT (5)

                     LAW OFFICES OF GEORGE P. ESHOO
                  FIRST   INTERSTATE   BANK   BUILDING

TELEPHONE (415) 364-7030               702 MARSHALL  STREET, SUITE 500
FACSIMILE (415) 364404           			    REDWOOD CITY, CALIFORNIA 94063

                                                        GEORGE P. ESHOO


March 3, 1998

United National Film Corporation
6363 Christie Avenue, Unit 601
Emeryville, CA 94608

RE:	Registration Statement on Form S-8 for UTNF; Common
Stock Issued Pursuant to Consulting Agreements
With Donald R. Yu, et alia

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by United National Film Corporation (the "Company") of a total of 1,000,000 shares of common stock, par value $.001 per share (the "Consultant's
Stock"), issued pursuant to consulting agreements with Donald R. Yu, et alia (the "Agreements"). For the purpose of the opinions expressed hereinbelow, I have examined such instruments and documents as I have deemed relevant or necessary with respect to the due organization, validity and good standing of the Company and its Articles and Bylaws, SEC filings and the corporate resolutions and agreements executed in connection with the issuance, sale and delivery by the Company of the Consultant's Stock. I have relied on the representations made to my by the officers and directors of the Company and public officials. Without knowledge to the contrary, I am relying on (i) the genuineness of all signatures of and the legal capacity of all individuals;
(ii) the authenticity of all documents submitted as originals; and (iii) the conformity to authentic original documents submitted as certified conformed, telecopied, or photostatic copies.

Based on and subject to the foregoing and subject to the qualifications stated hereinbelow, I am of the opinion that the issuance of the Consultant's Shares has been duly authorized by all necessary corporate action on the part of the Company and when issued in accordance with the terms of the Agreements will be validly issued, fully paid and non-assessable. My opinion is subject to the following qualifications. I am admitted to practice before the Bar of the State of California only. In giving the opinions expressed herein, my opinions are with respect to Federal law only. My opinion is qualified to the extent that the enforcement of rights and remedies are subject to bankruptcy, insolvency and other laws of general application affecting the rights and remedies of creditors and security holders, and to the extent that the availability of the remedy of specific enforcement or injunctive relief is subject to the discretion of the court before which any proceeding thereof may be brought. The opinions set forth herein are expressed as of the date hereof.

I hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,

LAW OFFICES OF GEORGE P. ESHOO

George P. Eshoo

Form S-8	33	03/18/98